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                                                                   Exhibit 23.19



CONSENT OF INDEPENDENT AUDITORS


To the Shareholder of FrontierVision
Holdings Capital Corporation

We consent to the inclusion in the registration statement on Form S-4 of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation of our report dated September 24, 1997, relating to the balance sheet of FrontierVision Holdings Capital Corporation as of September 18, 1997, included herein and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG Peat Marwick LLP
Denver, Colorado
September 26, 1997